EXHIBIT 10.46
BOST1-626289-3
                         DEMAND NOTE



LENDER:             Omega Orthodontics, Inc.
                    3621 Silver Spur Lane
                    Acton, California 93510

BORROWER:           Robert J. Schulhof
                    3621 Silver Spur Lane
                    Acton, California 93510

DATE:                    December 3, 1997

PRINCIPAL AMOUNT:   $100,000.00

INTEREST RATE:      Variable at a rate which is Two  Percent
                    (2%)  per  annum above the  Wall  Street
                    Journal Prime Rate.  Each change in such
                    interest   rate   shall   take    effect
                    simultaneously  with  the  corresponding
                    change in such Prime Rate.  "Prime Rate"
                    shall   mean   the  rate   of   interest
                    announced by the Wall Street Journal from time to time as its "Prime Rate."

      ON DEMAND, but if not sooner demanded, then in thirty-six (36) months from the date hereof, the undersigned Borrower promises to pay to Omega Orthodontics, Inc., a Delaware corporation (the "Lender"), at 3621 Silver Spur Lane, Acton, California 93510 or other location specified by Lender in writing, ONE HUNDRED THOUSAND and 00/100 DOLLARS ($100,000.00), with interest thereon at the Interest Rate hereinabove specified, interest payable in arrears, upon demand, but if not sooner demanded, then in thirty-six (36) months from the date hereof. Interest hereunder shall be computed on the basis of a 360-day year and a 30-day month.

     1. Acceleration. At the option of Lender, the entire unpaid principal balance hereunder with interest then outstanding shall become immediately due and payable upon the occurrence of any of the following events: (i) failure to honor, observe or perform any liability, obligation, covenant or agreement hereunder or under any instrument, document or undertaking given in connection herewith, including without limitation, failure to make, when due any payment required hereunder or in connection herewith; and
(ii) the making of an assignment for the benefit of creditors, trust mortgage or composition with creditors or other arrangement of similar import by or the commencement of any proceedings under any bankruptcy or insolvency law, now or hereafter enacted, by or against, Borrower or any endorser.

     2.    Voluntary Prepayment.    Borrower may prepay this
Note in whole or in part at any time without penalty or premium.

     3.    Expenses.    Borrower agrees to pay all expenses,
including reasonable attorneys' fees, which Lender may incur in effecting collection of this Note upon default or at maturity.

      4. Delays. Lender shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder unless such waiver be in writing and signed by Lender. A delay, omission or waiver on one occasion shall not be deemed a waiver or bar on any future occasion of the same or any other right.

      5. Certain Waivers. Borrower hereby (i) waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note; (ii) waives all suretyship defenses; and (iii) assents to any extension or postponement of the time of payment or any other indulgence or forbearance and to the addition or release of any other party primarily or secondarily liable.

      6. Remedies. Borrower hereby acknowledges and agrees that no remedy of Lender under this Note is intended to be exclusive of any other remedy, and each and every remedy given hereunder now or hereafter existing at law or in equity, by statutes or other provision of law, may be exercised in any order or manner without waiving rights and may be exercised cumulatively.

     7. Notices. Notices to Borrower shall be deemed given when delivered in hand to Borrower, or one (1) day after being sent by receipted commercial, overnight courier or five (5) days after being mailed by certified mail, postage prepaid, return receipt requested to Borrower at 3621 Silver Spur Lane, Acton, California 93510 or other address of which Borrower shall have notified Lender in writing.

      8.   Governing Law.    This Note shall be deemed to be
a California instrument, and all rights and obligations hereunder shall be governed by the laws of the State of California.

      This  instrument has been duly executed by  Robert  J.
Schulhof, and shall take effect upon the date and year first above written.


WITNESS:                           BORROWER:


/a/ Margaret Schulhof                        By:  /s/ Robert
J. Schulhof
Margaret   Schulhof                              Robert   J.
Schulhof